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[LETTERHEAD]

                                                                      EXHIBIT 16

April 5, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Cymer, Inc. dated April 5, 2000.

Yours truly,


/s/Deloitte & Touche LLP